Exhibit (j)(1)

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Trustees and Shareholders of
Clearwater Investment Trust:

We consent to the use of our report dated February 27, 2009 incorporated by reference herein and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information" of the Registration Statement.

                                  /s/ KPMG LLP

Minneapolis, Minnesota
April 30, 2009